Exhibit 99.1

	Sara Lee Corporation 3500 Lacey Rd. Downers Grove, IL 60440	News

Release Date	FOR IMMEDIATE RELEASE

Contact	Media: Jon Harris, +1.630.598.8661
Analysts: Aaron Hoffman, +1.630.598.8739

SARA LEE REPORTS STRONG SALES GROWTH IN SECOND QUARTER OF FY08

Net sales up 9.7% with growth across all six business segments

Operating income of $233 million and diluted earnings per share of $.25 in the second quarter

DOWNERS GROVE, Ill. (Feb. 6, 2008) – Sara Lee Corporation (NYSE: SLE) today announced that net sales for the second quarter of fiscal 2008, ending Dec. 29, 2007, were $3.5 billion, an increase of 9.7% compared to $3.2 billion in the prior year period. Net sales grew in all six business segments, with particularly strong growth in international beverage (+21.7%), international bakery (+17.6%), household and body care (+14.3%) and North American retail bakery (+9.2%). The corporation’s adjusted net sales1 – which exclude the impact of foreign currency exchange rates and acquisitions/divestitures – increased 4.2% in the second quarter of fiscal 2008, also with growth across all six business segments, most notably in North American retail bakery (+9.2%), international beverage (+7.7%) and international bakery (+4.3%). For the first six months of fiscal 2008, Sara Lee reported net sales of $6.6 billion, up 9.0% over the comparable period last year, while adjusted net sales rose 4.3%.

“During the second quarter, we benefited from our ongoing investment in the company as sales growth continued across all business segments and we gained share for many of our largest brands,” said Brenda C. Barnes, chairman and chief executive officer of Sara Lee Corporation. “Our strategic approach to pricing, combined with the impact of procurement and continuous improvement savings, helped offset significantly increased input costs. In addition, the higher advertising and promotion spending that supported more than 40 new products launched this quarter helped us strengthen our position as a marketplace leader.”

Sara Lee reported operating income of $233 million for the second quarter of fiscal 2008, compared to an operating loss of $2 million in the second quarter of fiscal 2007. Adjusted operating income – which excludes the impact of significant items, foreign currency exchange rates and acquisitions/divestitures – was $254 million in the second quarter of fiscal 2008, compared to $255 million in the prior year’s period. For the first six months of fiscal 2008, operating income was $527 million, compared to $252 million in the first six months of fiscal 2007. Adjusted operating income declined 0.7% in the first six months of fiscal 2008, from $443 million to $440 million.

Diluted EPS as reported were $.25 per share in the second quarter of fiscal 2008 versus a loss of $.08 per share for the year-ago period. Diluted EPS were impacted by various significant items, as shown in the table on page 2, that on a year-over-year basis increased diluted EPS as reported by $.32 per share. The remaining increase in diluted EPS of $.01 per share was primarily the result of favorable foreign currency exchange rates. In the first six months of fiscal 2008, diluted EPS as reported were $.53, compared to $.36 for the first half of fiscal 2007.

[1]	The terms “adjusted net sales,” “adjusted operating income” and “adjusted operating segment income” are reconciled to each item’s most comparable U.S. generally accepted accounting principles measure on pages 13 to 16, with an explanation of the terms on page 19 of this release.

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 2

Impact of Significant Items on Diluted Earnings per Share

	Second Quarter		Six Months
	2008	2007	2008	2007
Diluted EPS continuing operations as reported	$.25	$(.08)	$.53	$.26

Diluted EPS as reported	$.25	$(.08)	$.53	$.36

Increase/(decrease) in EPS from:
Exit activities	$(.01)	$(.03)	$(.01)	$(.05)
Income from business disposition activities	—	—	—	.01
Transformation charges – information technology costs	(.01)	(.01)	(.03)	(.02)
Transformation charges – other	—	(.02)	—	(.03)
Impairment charges	—	(.18)	—	(.18)
Accelerated depreciation	—	(.01)	—	(.03)

Significant items related to continuing operations before income taxes*	(.02)	(.25)	(.04)	(.28)
Tax valuation allowance adjustments/other	.05	(.04)	.07	(.04)
Tax benefit on disposition of a business	—	—	—	.21

Significant items related to continuing operations*	.03	(.29)	.03	(.11)
(Loss) gain on disposition of discontinued operations, net	—	(.01)	—	.02

Total impact of significant items*	$.03	$(.29)	$.03	$(.09)

*	Amounts are rounded and may not add to the total

Other Financial Highlights

•

Net cash from operating activities was approximately $205 million in the first six months of fiscal 2008, compared to $38 million in the first six months of fiscal 2007, the latter included $88 million of cash generated by discontinued operations. The year-over-year increase was primarily driven by a reduction in cash paid for taxes, pension plans, transformation activities and interest.

•

Media advertising and promotion (MAP) spending for continuing operations increased 14.0% in the second quarter of fiscal 2008, driven by significantly higher MAP spending in North American retail meats, international beverage and household and body care. For the first six months of fiscal 2008, MAP spending increased 17.1%, most notably behind marketing campaigns for Ball Park, Hillshire Farm, Ambi Pur and Sanex.

•

Net interest expense was $29 million for the second quarter of fiscal 2008, an increase of $1 million compared to the year-ago period, primarily resulting from lower interest income. Net interest expense was $58 million in the first six months of fiscal 2008, compared to $77 million in the prior year’s period.

•

General corporate expenses were $61 million in the second quarter of fiscal 2008 compared to $93 million in the year-ago period, primarily due to lower transformation and employee benefit costs. In the first six months of fiscal 2008 corporate expenses were $128 million, compared to $177 million in the comparable period last year.

•

The company repurchased 12 million shares of its common stock in the second quarter of fiscal 2008 at an average price of $16.04 per share, for a total cost of $194 million. At the end of the second quarter, approximately 31 million shares remained authorized by the board of directors for repurchase.

•

The effective tax rate for continuing operations for the second quarter was 10.9%, compared to a negative 88.6% in the prior year’s period. For additional information on the tax rate, please see page 18 of this news release.

Business Performance Review

North American Retail Meats

•

Net sales increased 0.9% to $695 million in the second quarter of fiscal 2008, as a 4.4% increase in retail meat sales was partially offset by a 40.9% decline in commodity meat sales to non-retail customers; adjusted net sales also increased 0.9%.

•	Net sales for the first six months of fiscal 2008 increased 2.1% to $1.3 billion; adjusted net sales also increased 2.0%.

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 3

•

Operating segment income was $50 million in the second quarter, compared to a loss of $6 million in the year-ago period. The increase was primarily due to an asset impairment charge for the closure of a facility in the second quarter of last year and improved results in Mexico in this year’s second quarter, that were partially offset by higher MAP spending. Higher prices partially offset commodity cost increases, while procurement and other continuous improvement savings offset inflation in labor and benefit costs. Adjusted operating segment income increased 9.0% to $50 million from $47 million in the prior year’s period.

•

Operating segment income for the first six months was $78 million, compared to $21 million last year. Adjusted operating segment income was $79 million, compared to $95 million in the first six months of fiscal 2007.

Unit volumes, excluding acquisitions, increased 2.0% in the second quarter, consisting of a decline of 0.8% for retail meats (including the reduction of commodity meat products sold at retail due to the closure of our hog slaughter facility last year) and significantly higher unit volumes for non-retail commodity meats (see footnote on page 17). During the second quarter, each of the major retail meats brands, Jimmy Dean, Hillshire Farm, Ball Park and Sara Lee, increased or maintained market share according to IRI share data (12 weeks ending December 16, 2007). For the first six months unit volumes increased 2.5%.

North American Retail Bakery (including Senseo coffee)

•

Net sales increased 9.2% to $547 million in the second quarter of fiscal 2008, primarily driven by higher selling prices to offset increases in input costs and unit volume growth; adjusted net sales also increased 9.2%.

•	Net sales for the first six months increased 6.6% to $1.1 billion; adjusted net sales also rose 6.6%.

•

Operating segment income was $7 million in the second quarter, compared to $3 million in the year-ago period. The improvement was driven by lower transformation-related expenses and a reduction in MAP spending. Higher prices and savings from procurement and other continuous improvement initiatives were offset by increases in the cost of commodities and SG&A. Adjusted operating segment income was $7 million, compared to $8 million in the prior year.

•

Operating segment income for the first six months was $15 million, compared to $8 million in the first six months of the prior year. Adjusted operating segment income was $16 million, compared to $18 million in the first six months of fiscal 2007.

Excluding acquisitions, unit volumes increased 2.8% in the second quarter, driven by growth in the branded fresh and frozen bakery businesses and Senseo single-serve coffee. During the second quarter, the Sara Lee brand maintained its position as the No. 1 fresh bakery brand in America with a 7.8% share, and the bakery business increased or maintained market share in five of its seven bakery categories, according to IRI share data (12 weeks ending December 16, 2007). Unit volumes were flat for the first six months.

Foodservice

•	Net sales increased 1.7% to $625 million in the second quarter of fiscal 2008, driven by higher prices and a favorable sales mix; adjusted net sales increased 1.6%.

•	Net sales for the first six months decreased 0.4% to $1.1 billion; adjusted net sales declined 0.6%.

•

Operating segment income decreased 5.2% to $56 million in the second quarter, as higher prices and savings from procurement and other continuous improvement initiatives were more than offset by increases in commodities, inflation and other input costs. Adjusted operating segment income declined 8.0% to $56 million.

•	Operating segment income for the first six months decreased 1.8% to $77 million, while adjusted operating segment income declined 9.0%.

Unit volumes, excluding acquisitions, decreased 3.1% in the second quarter and 5.7% for the first six months, as double-digit growth in Douwe Egberts One-Touch liquid coffee concentrates was more than offset by the planned exit of certain low-margin meats and sauces and dressing products, and lower unit volumes in traditional roast and ground coffee.

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 4

International Beverage

•

Net sales increased 21.7% to $821 million in the second quarter of fiscal 2008, primarily driven by favorable foreign currency exchange rates, a positive sales mix and price increases taken to cover higher commodity costs; adjusted net sales rose 7.7%.

•	Net sales for the first six months increased 23.4% to $1.5 billion; while adjusted net sales rose 10.9%.

•

Operating segment income was $125 million, compared to an operating segment loss of $10 million in the second quarter of fiscal 2007, an increase that was primarily due to the impairment and transformation charges taken in last year’s second quarter, favorable foreign currency exchange rates and higher prices. These factors were partially offset by higher SG&A costs, resulting in part from planned business growth and an increase in MAP spending. Adjusted operating segment income decreased 1.6% to $129 million.

•	Operating segment income for the first six months increased to $246 million from $82 million, while adjusted operating segment income rose 9.3% to $253 million.

Unit volumes, excluding acquisitions, decreased 2.5% in the second quarter. Volume increases for Senseo single-serve coffee, Cafitesse liquid coffee concentrates in foodservice, instant coffees and hot tea were more than offset by lower volumes in multi-serve roast and ground coffee, most notably in Brazil. Despite the planned lower unit volumes, the Brazilian coffee business increased sales and margins by improving its pricing and sales mix. Unit volumes for instant coffees experienced double-digit growth, driven by strong volumes in Thailand, the United Kingdom and Russia, the latter resulting from the launch of Moccona Premium Selection instant coffee at the end of the first quarter. Unit volumes were up 0.9% in the first six months.

International Bakery

•

Net sales increased 17.6% to $234 million in the second quarter of fiscal 2008, primarily due to favorable foreign currency exchange rates, price increases to cover higher input costs and higher unit volumes; adjusted net sales rose 4.3%.

•	Net sales for the first six months increased 13.9% to $455 million; while adjusted net sales increased 3.0%.

•

Operating segment income was $9 million in the second quarter, compared to $4 million in the year-ago period with the increase primarily due to favorable foreign currency exchange rates, procurement and other continuous improvement savings, lower transformation costs and higher prices to cover increasing commodity costs. Adjusted operating segment income was $14 million, compared to $15 million in the year-ago period.

•

Operating segment income for the first six months was $22 million, compared to $18 million for the year-ago period. Adjusted operating segment income for the first six months of $30 million was unchanged compared to the prior year’s period.

Unit volumes, excluding acquisitions, increased 1.6% in the second quarter, driven by growth in the Spanish fresh bakery business and the European refrigerated dough business, which was partially offset by a unit volume decline in the Australian bakery business, the latter primarily due to lower private label ice cream volume. Consumers in Spain voted Bimbo Tender Crust bread “Product of the Year 2007,” a highly regarded award in the consumer goods category. Unit volumes increased 1.7% in the first six months.

Household and Body Care

•

Net sales increased 14.3% to $582 million in the second quarter of fiscal 2008, primarily behind favorable foreign currency exchange rates, higher unit volumes and a positive sales mix; adjusted net sales rose 3.4%.

•	Net sales for the first six months increased 13.2% to $1.1 billion, while adjusted net sales rose 3.5%.

•

Operating segment income increased 13.6% to $64 million in the second quarter, primarily driven by favorable foreign currency exchange rates, higher unit volumes, continuous improvement savings and a favorable sales mix. These factors were partially offset by higher MAP spending, as well as an increase in other SG&A costs due to an $8 million reserve established for pending legal matters. Adjusted operating segment income decreased 12.1% in the second quarter.

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 5

•	Operating segment income for the first six months decreased 10.2% to $121 million, while adjusted operating segment income decreased 15.7% in the first half.

Unit volumes, excluding acquisitions, increased 4.5% in the second quarter, primarily driven by strong unit volumes in air care and body care. Air care volumes grew on strength in aerosols, particularly for Ambi Pur Puresse, while body care unit volume grew as a result of strong volumes across this core category, most notably for Sanex, Radox and Duschdas shower gels and Sanex and Monsavon deodorants. The Monsavon Douceur Naturelle deodorant range was recognized with the “Product of the Year 2007” award in France. Ambi Pur 3volution air freshener won the “Product of Year 2007” award in Spain, while Ambi Pur Puresse took home the “Product of the Year 2007” award in Italy. Unit volumes rose 6.6% in the first six months.

Guidance

Sara Lee currently expects full-year fiscal 2008 diluted EPS from continuing operations to be in the range of $1.03 to $1.09 per share, which includes $.18 per share of contingent proceeds received in the first quarter of fiscal 2008 from the sale of its tobacco business in fiscal 1999. Actual results may differ from this guidance due to future significant events that may occur, the nature, timing and financial impact of which are not yet known.

	Fiscal 2008 Guidance	Fiscal 2007 Actual		Change vs. Last Year		Change vs. Prior Guidance
Diluted EPS from cont. ops. as reported	$1.03 – $1.09/share	$.57/share		+$	.46 – $.52/share	+$	.03
Significant items, net	$.03	$(.31)/share	¹	+$	.34/share	+$	.03
Tobacco sale proceeds	$.18/share	$.16/share		+$	.02/share		—
Core Sara Lee EPS²	$.82 – $.88/share	$.72/share		+$	.10 – $.16/share		—

Net sales	$13.4 billion	$12.3 billion			+9.0%	+$	200 million

Core unit volumes	NA	NA			0% – +1%		—

Operating margin GAAP	8.2% – 8.6%	4.5%			+3.7 pts. – +4.1 pts.		(0.2) pts.
Significant items, net³	(0.3)%	(3.5)%			+3.2 pts.		(0.1) pts.
Tobacco sale proceeds³	1.0%	1.0%			—		—
Adjust. operating margin	7.5% – 7.9%	7.0%			+0.5 pts. – +0.9 pts.		(0.1) pts.

Interest expense, net	$120 million	$137 million			$(17) million		$(10) million

Reported tax rate	24%	(1.6)%			+25.6 pts.		(4) pts.
Significant items, net	(5) pts.	(23.5) pts.			+18.5 pts.		(4) pts.
Tobacco sale proceeds	(4) pts.	(3.6) pts.			(0.4) pts.		NA
Core tax rate	33%	25.5%			+7.5 pts.		—

Dollar/euro exchange rate	$1.43	$1.31		+$	.12	+$	.06

Capital expenditures	$565 million	$630 million			(10)%		—

Cash flow from operations	$350 – $450 million	$492 million			(29)% – (9)%		—

Share repurchase	$315 million	$686 million			$(371) million		—

¹	Excludes a tax benefit of $.21 per share reported in the first quarter of fiscal 2007.
²	Represents Sara Lee’s results from and forecasts relating to continuing operations, excluding an $.18 per share tobacco gain in the first quarter of fiscal 2008, as identified in the table above. Management believes that presenting core Sara Lee EPS enables investors to better understand base business earnings. Fiscal 2007 core Sara Lee EPS of $.72 per share included a one-time tax benefit of $.21 per share that was reported in significant items in the first quarter of fiscal 2007.
³	Impact of adjustments to operating income used to compute adjusted operating margin. The dollar amounts are $42 million for the significant items, net in the first six months of fiscal 2008 and $418 million for the significant items, net in fiscal 2007; $130 million for the contingent tobacco sale proceeds in fiscal 2008 and $120 million for the contingent tobacco sale proceeds in fiscal 2007.

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 6

Form 10-Q

In alignment with today’s reporting of Sara Lee’s earnings, the company also filed a Form 10-Q for the second quarter of fiscal 2008 with the Securities and Exchange Commission this morning.

Webcast

Sara Lee Corporation’s review of second quarter results for fiscal 2008 will be broadcast live via the Internet today at 9 a.m. CST. The live webcast can be accessed at www.saralee.com and is anticipated to conclude by 10 a.m. CST. For people who are unable to listen to the webcast live, the earnings review will be available two hours following the completion of the webcast in the Investors Relations section of the Sara Lee corporate Web site until Wednesday, Aug. 6, 2008.

Forward-Looking Statements

This news release contains forward-looking statements regarding Sara Lee’s business prospects, costs and operating results, including statements contained under the heading “Guidance.” In addition, from time to time, in oral statements and written reports, the corporation discusses its expectations regarding the corporation’s future performance by making forward-looking statements preceded by terms such as “expects,” “likely” or “believes.” These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, the corporation wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Sara Lee’s actual results to differ from such forward-looking statements are factors relating to:

•

Sara Lee’s relationship with its customers, such as (i) a significant change in Sara Lee’s business with any of its major customers, such as Wal-Mart, its largest customer, including changes in the level of inventory these customers maintain; and (ii) credit and other business risks associated with customers operating in a highly competitive retail environment;

•

The consumer marketplace, such as (iii) significant competition, including advertising, promotional and price competition, and changes in consumer demand for Sara Lee’s products; (iv) fluctuations in the availability and cost of raw materials, Sara Lee’s ability to increase product prices in response and the impact on Sara Lee’s profitability; (v) the impact of various food safety issues on sales and profitability of Sara Lee products; (vi) inherent risks in the marketplace associated with new product introductions, including uncertainties about trade and consumer acceptance; and (vii) changes in regulations that impose additional requirements on Sara Lee, such as recent requirements regarding the labeling of trans fat content;

•

Sara Lee’s international operations, such as (viii) impacts on reported earnings from fluctuations in foreign currency exchange rates, particularly the European euro, given Sara Lee’s significant concentration of business in Western Europe; (ix) Sara Lee’s generation of a high percentage of its revenues from businesses outside the U.S. and costs to remit these foreign earnings into the U.S. to fund Sara Lee’s domestic operations; and (x) Sara Lee’s ability to continue to source production and conduct manufacturing and selling operations in various countries due to changing business conditions, political environments, import quotas and the financial condition of suppliers;

•

Previous business decisions, such as (xi) Sara Lee’s ability to generate margin improvement through continuous improvement initiatives and transitioning the entire organization to a common information technology system and the risk that the transition to a common information technology system will be disruptive to the business; (xii) Sara Lee’s ability to achieve planned cash flows from capital expenditures and acquisitions, particularly its worldwide bakery business, and the impact of changing interest rates and the cost of capital on the discounted value of those planned cash flows, which could impact future impairment analyses; (xiii) credit ratings issued by the three major credit rating agencies and the impact these ratings have on Sara Lee’s cost to borrow funds and access to capital/debt markets; (xiv) the settlement of a number of ongoing reviews of Sara Lee’s income tax filing positions in various jurisdictions and inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which Sara Lee transacts business; (xv) changes in the expense for multi-employer pension plans that Sara Lee participates in; and (xvi) the continued legality of tobacco products in the Netherlands, Germany and Belgium.

In addition, the corporation’s results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes and laws and regulations in markets where the corporation competes. We have provided additional information in our Form 10-K for fiscal 2007, which readers are encouraged to review, concerning factors that could cause actual results to differ materially from those in the forward-looking statements. Sara Lee undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 7

About Sara Lee Corporation

Each and every day, Sara Lee (NYSE: SLE) delights millions of consumers and customers around the world. The company has one of the world’s best-loved and leading portfolios with its innovative and trusted food, beverage, household and body care brands, including Ambi Pur, Ball Park, Douwe Egberts, Hillshire Farm, Jimmy Dean, Kiwi, Sanex, Sara Lee and Senseo. Collectively, these brands generate more than $12 billion in annual net sales covering approximately 200 countries. The Sara Lee community consists of 52,000 employees worldwide. Please visit www.saralee.com for the latest news and in-depth information about Sara Lee and its brands.

#            #            #

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 8

SARA LEE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets at December 29, 2007 and June 30, 2007

(In millions)

(Unaudited)

	December 29, 2007	June 30, 2007
Assets
Cash and equivalents	$1,499	$2,520
Trade accounts receivable, less allowances	1,495	1,307
Inventories
Finished goods	728	719
Work in process	33	34
Materials and supplies	348	297

	1,109	1,050

Current deferred tax asset	491	468
Other current assets	518	298

Total current assets	5,112	5,643
Other non-current assets	215	194
Property, net of accumulated depreciation of $3,057 and $2,870, respectively	2,505	2,446
Trademarks and other identifiable intangibles, net	1,051	1,037
Goodwill	2,937	2,722
Deferred tax asset	247	146
Assets held for sale	12	2

	$12,079	$12,190

Liabilities and Stockholders’ Equity
Notes payable	$41	$33
Accounts payable	1,082	1,075
Accrued liabilities	1,753	1,762
Current maturities of long-term debt	914	1,431
Current liabilities held for sale	12	—

Total current liabilities	3,802	4,301
Long-term debt	2,481	2,803
Pension obligation	632	662
Deferred tax liability	712	587
Other liabilities	1,309	1,161
Minority interests in subsidiaries	61	61
Common stockholders' equity	3,082	2,615

	$12,079	$12,190

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 9

SARA LEE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

For the Quarter and Six Months Ended December 29, 2007 and December 30, 2006

(In millions, except per share data)

(Unaudited)

	Quarter Ended		Six Months Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Continuing operations
Net sales	$3,491	$3,182	$6,622	$6,073

Cost of sales	2,165	1,972	4,106	3,768
Selling, general and administrative expenses	1,086	1,020	2,108	1,982
Net charges for exit activities, asset and business dispositions	7	40	11	39
Impairment charges	—	152	—	152
Contingent sale proceeds	—	—	(130)	(120)
Interest expense	50	62	104	137
Interest income	(21)	(34)	(46)	(60)

	3,287	3,212	6,153	5,898

Income (loss) from continuing operations before income taxes	204	(30)	469	175
Income tax expense (benefit)	22	27	87	(23)

Income (loss) from continuing operations	182	(57)	382	198

Discontinued operations
Net income from discontinued operations, net of tax expense of nil, nil, nil and $30	—	—	—	62
(Loss) gain on sale of discontinued operations, net of tax expense of nil, nil, nil and $2	—	(5)	—	11

Net income (loss)	$182	$(62)	$382	$271

Income (loss) from continuing operations per share of common stock
Basic	$0.25	$(0.08)	$0.53	$0.26

Diluted	$0.25	$(0.08)	$0.53	$0.26

Net income (loss) per share of common stock
Basic	$0.25	$(0.08)	$0.53	$0.36

Diluted	$0.25	$(0.08)	$0.53	$0.36

Average shares outstanding
Basic	720	737	722	748

Diluted	722	737	724	750

Cash dividends per share of common stock	$0.105	$0.100	$0.205	$0.200

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 10

SARA LEE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Six Months Ended December 29, 2007 and December 30, 2006

(In millions)

(Unaudited)

	Six Months Ended
	December 29, 2007	December 30, 2006
OPERATING ACTIVITIES—
Net income	$382	$271
Less: Cash received from contingent sale proceeds	(130)	(120)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	194	229
Amortization of intangibles	59	60
Impairment charges	—	152
Net gain on business dispositions	—	(35)
(Decrease) increase in deferred income taxes	(51)	(25)
Other	144	88
Changes in current assets and liabilities, net of businesses acquired and sold	(393)	(582)

Net cash from operating activities	205	38

INVESTMENT ACTIVITIES—
Purchases of property and equipment	(207)	(220)
Purchases of software and other intangibles	(34)	(58)
Dispositions of businesses and investments	—	349
Cash received from loans receivable	—	688
Cash received from contingent sale proceeds	130	120
Cash received from (used in) derivative transactions	18	(25)
Sales of assets	16	39

Net cash (used in) from investment activities	(77)	893

FINANCING ACTIVITIES—
Issuances of common stock	4	17
Purchases of common stock	(195)	(490)
Borrowings of long-term debt	1	2,894
Repayments of long-term debt	(912)	(369)
Short-term borrowings (repayments), net	6	(1,728)
Cash transferred to Hanesbrands Inc. in spin off	—	(650)
Payments of dividends	(146)	(227)

Net cash used in financing activities	(1,242)	(553)

Effect of changes in foreign exchange rates on cash	93	81

(Decrease) increase in cash and equivalents	(1,021)	459
Add: Cash balance of discontinued operations at beginning of year	—	14
Less: Cash balance of discontinued operations at end of quarter	—	—
Cash and equivalents at beginning of year	2,520	2,231

Cash and equivalents at end of quarter	$1,499	$2,704

COMPONENTS OF CHANGES IN CURRENT ASSETS AND LIABILITIES:
(Increase) in trade accounts receivable	$(117)	$(64)
(Increase) in inventories	(9)	(35)
(Increase) in other current assets	(8)	(19)
(Decrease) in accounts payable	(62)	(5)
(Decrease) in accrued liabilities	(106)	(202)
(Decrease) in accrued taxes	(91)	(257)

Changes in current assets and liabilities, net of businesses acquired and sold	$(393)	$(582)

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 11

SARA LEE CORPORATION AND SUBSIDIARIES

Net Sales by Industry Segment

For the Quarter and Six Months Ended December 29, 2007 and December 30, 2006

(in millions)

	Second Quarter Ended
	December 29, 2007	December 30, 2006	Percent Change
North American Retail Meats	$695	$688	0.9%
North American Retail Bakery	547	500	9.2
Foodservice	625	614	1.7
International Beverage	821	675	21.7
International Bakery	234	199	17.6
Household and Body Care	582	509	14.3

Total of business segments	3,504	3,185	10.0
Intersegment sales	(13)	(3)	NM

Net sales from continuing operations	$3,491	$3,182	9.7%

	Six Months Ended
	December 29, 2007	December 30, 2006	Percent Change
North American Retail Meats	$1,345	$1,318	2.1%
North American Retail Bakery	1,065	998	6.6
Foodservice	1,147	1,152	(0.4)
International Beverage	1,527	1,238	23.4
International Bakery	455	399	13.9
Household and Body Care	1,103	974	13.2

Total of business segments	6,642	6,079	9.2
Intersegment sales	(20)	(6)	NM

Net sales from continuing operations	$6,622	$6,073	9.0%

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 12

SARA LEE CORPORATION AND SUBSIDIARIES

Income from Continuing Operations Before Income Taxes by Industry Segment

For the Quarter and Six Months Ended December 29, 2007 and December 30, 2006

(in millions)

	Second Quarter Ended
	December 29, 2007	December 30, 2006	Percent Change
North American Retail Meats	$50	$(6)	NM %
North American Retail Bakery	7	3	NM
Foodservice	56	59	(5.2)
International Beverage	125	(10)	NM
International Bakery	9	4	NM
Household and Body Care	64	56	13.6

Total operating segment income	311	106	NM
Amortization of identifiable intangibles	(17)	(15)	(14.0)
General corporate expenses	(61)	(93)	34.6

Total operating income (loss)	233	(2)	NM
Net interest expense	(29)	(28)	(5.4)

Income (loss) from continuing operations before income taxes	$204	$(30)	NM %

	Six Months Ended
	December 29, 2007	December 30, 2006	Percent Change
North American Retail Meats	$78	$21	NM %
North American Retail Bakery	15	8	93.2
Foodservice	77	78	(1.8)
International Beverage	246	82	NM
International Bakery	22	18	23.8
Household and Body Care	121	134	(10.2)

Total operating segment income	559	341	63.7
Amortization of identifiable intangibles	(34)	(32)	(6.9)
General corporate expenses	(128)	(177)	27.7
Contingent sale proceeds	130	120	8.6

Total operating income	527	252	NM
Net interest expense	(58)	(77)	25.0

Income from continuing operations before income taxes	$469	$175	NM %

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 13

SARA LEE CORPORATION AND SUBSIDIARIES

Non-GAAP Adjusted Operating Income by Industry Segment

For the Quarter and Six Months Ended December 29, 2007 and December 30, 2006

(in millions)

	Second Quarter Ended
	December 29, 2007	December 30, 2006	Percent Change
North American Retail Meats	$50	$(6)	NM %
North American Retail Bakery	7	3	NM
Foodservice	56	59	(5.2)
International Beverage	125	(10)	NM
International Bakery	9	4	NM
Household and Body Care	64	56	13.6

Total operating segment income	311	106	NM
Amortization of identifiable intangibles	(17)	(15)	(14.0)
General corporate expenses	(61)	(93)	34.6

Total operating income (loss)	233	(2)	NM

Less: Significant (expense) income items included above:
Significant items—business segments	(12)	(208)	94.1
Acquisitions/dispositions	(1)	—	NM
Changes in foreign currency exchange rates	—	(20)	NM
Unallocated significant items	(8)	(29)	70.8

Adjusted operating income*	$254	$255	(0.2)%

	Six Months Ended
	December 29, 2007	December 30, 2006	Percent Change
North American Retail Meats	$78	$21	NM %
North American Retail Bakery	15	8	93.2
Foodservice	77	78	(1.8)
International Beverage	246	82	NM
International Bakery	22	18	23.8
Household and Body Care	121	134	(10.2)

Total operating segment income	559	341	63.7
Amortization of identifiable intangibles	(34)	(32)	(6.9)
General corporate expenses	(128)	(177)	27.7
Contingent sale proceeds	130	120	8.6

Total operating income	527	252	NM

Less: Significant (expense) income items included above:
Significant items—business segments	(21)	(229)	90.9
Contingent sale proceeds	130	120	8.6
Acquisitions/dispositions	(1)	—	NM
Changes in foreign currency exchange rates	—	(32)	NM
Unallocated significant items	(21)	(50)	56.8

Adjusted operating income*	$440	$443	(0.7)%

*	Adjusted operating income is a non-GAAP measure that excludes the impact of significant items and contingent sale proceeds. See page 19 for a detailed explanation of this and other non-GAAP measures used in this release.

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 14

Sara Lee Corporation

Operating Results by Business Segment*

(in millions)

	Second Quarter		Dollar Change	Percent Change	First Six Months		Dollar Change	Percent Change
	2008	2007			2008	2007
North American Retail Meats
Net sales	$695	$688	$7	0.9%	$1,345	$1,318	$27	2.1%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$—	$—		$—	$—	$—

Adjusted net sales*	$695	$688	$7	0.9%	$1,345	$1,318	$27	2.0%

Operating segment income	$50	$(6)	$56	NM	$78	$21	$57	NM

Operating margin %	7.2%	(0.9)%		8.1%	5.8%	1.6%		4.2%

Increase/(decrease) in operating segment income from:
Exit activities, asset and business dispositions	$—	$(3)	$3		$—	$(7)	$7
Transformation charges	—	(3)	3		(1)	(6)	5
Impairment charge	—	(34)	34		—	(34)	34
Accelerated depreciation	—	(13)	13		—	(27)	27

Adjusted operating segment income*	$50	$47	$3	9.0%	$79	$95	$(16)	(16.2)%

Adjusted operating margin %*	7.3%	6.7%		0.6%	5.9%	7.2%		(1.3)%

North American Retail Bakery
Net sales	$547	$500	$47	9.2%	$1,065	$998	$67	6.6%

Adjusted net sales*	$547	$500	$47	9.2%	$1,065	$998	$67	6.6%

Operating segment income (loss)	$7	$3	$4	NM	$15	$8	$7	93.2%

Operating margin %	1.3%	0.6%		0.7%	1.4%	0.8%		0.6%

Increase/(decrease) in operating segment income from:
Exit activities, asset and business dispositions	$—	$(1)	$1		$—	$(2)	$2
Transformation charges	—	(3)	3		(1)	(6)	5
Accelerated depreciation	—	(1)	1		—	(2)	2

Adjusted operating segment income*	$7	$8	$(1)	(7.4)%	$16	$18	$(2)	(10.6)%

Adjusted operating margin %*	1.3%	1.6%		(0.3)%	1.5%	1.8%		(0.3)%

Foodservice
Net sales	$625	$614	$11	1.7%	$1,147	$1,152	$(5)	(0.4)%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$(2)	$2		$—	$(2)	$2

Adjusted net sales*	$625	$616	$9	1.6%	$1,147	$1,154	$(7)	(0.6)%

Operating segment income	$56	$59	$(3)	(5.2)%	$77	$78	$(1)	(1.8)%

Operating margin %	8.9%	9.6%		(0.7)%	6.7%	6.8%		(0.1)%

Increase/(decrease) in operating segment income from:
Exit activities, asset and business dispositions	$—	$(1)	$1		$—	$(4)	$4
Transformation charges	—	—	—		—	(1)	1
Accelerated depreciation	—	—	—		—	(1)	1

Adjusted operating segment income*	$56	$60	$(4)	(8.0)%	$77	$84	$(7)	(9.0)%

Adjusted operating margin %*	8.9%	9.8%		(0.9)%	6.7%	7.3%		(0.6)%

*	Adjusted net sales, adjusted operating segment income and adjusted operating margin % are non-GAAP measures.

See page 19 for a detailed explanation of these and other non-GAAP measures used in this release.

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 15

Sara Lee Corporation

Operating Results by Business Segment*

(in millions)

	Second Quarter		Dollar Change	Percent Change	First Six Months		Dollar Change	Percent Change
	2008	2007			2008	2007
International Beverage
Net sales	$821	$675	$146	21.7%	$1,527	$1,238	$289	23.4%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$(88)	$88		$—	$(139)	$139

Adjusted net sales*	$821	$763	$58	7.7%	$1,527	$1,377	$150	10.9%

Operating segment income	$125	$(10)	$135	NM	$246	$82	$164	NM

Operating margin %	15.2%	(1.5)%		16.7%	16.1%	6.6%		9.5%

Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$—	$(14)	$14		$—	$(22)	$22
Exit activities, asset and business dispositions	(1)	(7)	6		(2)	(5)	3
Transformation charges	(2)	(2)	—		(4)	(4)	—
Impairment charge	—	(118)	118		—	(118)	118
Accelerated depreciation	(1)	—	(1)		(1)	—	(1)

Adjusted operating segment income*	$129	$131	$(2)	(1.6)%	$253	$231	$22	9.3%

Adjusted operating margin %*	15.7%	17.2%		(1.5)%	16.5%	16.8%		(0.3)%

International Bakery
Net sales	$234	$199	$35	17.6%	$455	$399	$56	13.9%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$(25)	$25		$—	$(42)	$42

Adjusted net sales*	$234	$224	$10	4.3%	$455	$441	$14	3.0%

Operating segment income	$9	$4	$5	NM	$22	$18	$4	23.8%

Operating margin %	3.9%	1.9%		2.0%	5.0%	4.6%		0.4%

Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$—	$(2)	$2		$—	$(3)	$3
Exit activities, asset and business dispositions	(4)	(8)	4		(7)	(8)	1
Transformation charges	(1)	(1)	—		(1)	(1)	—

Adjusted operating segment income*	$14	$15	$(1)	(2.8)%	$30	$30	$—	0.2%

Adjusted operating margin %*	6.0%	6.4%		(0.4)%	6.7%	6.9%		(0.2)%

Household and Body Care
Net sales	$582	$509	$73	14.3%	$1,103	$974	$129	13.2%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$(53)	$53		$—	$(89)	$89
Acquisitions	—	—	—		2	—	2

Adjusted net sales*	$582	$562	$20	3.4%	$1,101	$1,063	$38	3.5%

Operating segment income	$64	$56	$8	13.6%	$121	$134	$(13)	(10.2)%

Operating margin %	11.0%	11.1%		(0.1)%	10.9%	13.8%		(2.9)%

Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$—	$(7)	$7		$—	$(12)	$12
Exit activities, asset and business dispositions	—	(6)	6		—	5	(5)
Transformation charges	(2)	(7)	5		(3)	(8)	5
Acquisition	(1)	—	(1)		(1)	—	(1)

Adjusted operating segment income*	$67	$76	$(9)	(12.1)%	$125	$149	$(24)	(15.7)%

Adjusted operating margin %*	11.5%	13.5%		(2.0)%	11.4%	14.0%		(2.6)%

*	Adjusted net sales, adjusted operating segment income and adjusted operating margin % are non-GAAP measures.

See page 19 for a detailed explanation of these and other non-GAAP measures used in this release.

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 16

Sara Lee Corporation

Operating Results by Business Segment*

(in millions)

	Second Quarter		Dollar Change	Percent Change	First Six Months		Dollar Change	Percent Change
	2008	2007			2008	2007
Total Sara Lee
Net sales	$3,491	$3,182	$309	9.7%	$6,622	$6,073	$549	9.0%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$(168)	$168		$—	$(272)	$272
Acquisitions	—	—	—		2	—	2

Adjusted net sales*	$3,491	$3,350	$141	4.2%	$6,620	$6,345	$275	4.3%

Operating income	$233	$(2)	$235	NM	$527	$252	$275	NM

Operating margin %	6.7%	(0.1)%		6.8%	8.0%	4.2%		3.8%

Increase/(decrease) in operating income from:
Contingent sale proceeds	$—	$—	$—		$130	$120	$10
Changes in foreign currency exchange rates	—	(20)	20		—	(32)	32
Exit activities, asset and business dispositions	(7)	(40)	33		(11)	(39)	28
Transformation charges	(12)	(31)	19		(30)	(58)	28
Accelerated depreciation	(1)	(14)	13		(1)	(30)	29
Impairment charges	—	(152)	152		—	(152)	152
Acquisition	(1)	—	(1)		(1)	—	(1)

Adjusted operating income*	$254	$255	$(1)	(0.2)%	$440	$443	$(3)	(0.7)%

Adjusted operating margin %*	7.3%	7.6%		(0.3)%	6.6%	7.0%		(0.4)%

*	Adjusted net sales, adjusted operating income and adjusted operating margin % are non-GAAP measures.

See page 19 for a detailed explanation of these and other non-GAAP measures used in this release.

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 17

Net Sales Bridge

Quarter ended December 29, 2007

The following table illustrates the components of the change in net sales versus the prior year for each of the six reported business segments.

Second Quarter Fiscal 2008	Unit Volume	+	Price/ Mix/Other	=	Adjusted** Net Sales Change	+	Acquisitions/ Divestitures	+	Foreign Exchange	=	Total Net Sales Change
North American Retail Meats*	2.0%		-1.1%		0.9%		0.0%		0.0%		0.9%
Retail meats	-0.8%		5.2%		4.4%		0.0%		0.0%		4.4%
Non-retail commodity meats	20.3%		-61.2%		-40.9%		0.0%		0.0%		-40.9%
North American Retail Bakery	2.8%		6.4%		9.2%		0.0%		0.0%		9.2%
Foodservice	-3.1%		4.7%		1.6%		0.0%		0.1%		1.7%
International Beverage	-2.5%		10.2%		7.7%		0.0%		14.0%		21.7%
International Bakery	1.6%		2.7%		4.3%		0.0%		13.3%		17.6%
Household and Body Care	4.5%		-1.1%		3.4%		0.1%		10.8%		14.3%
Total Continuing Business	0.5%		3.7%		4.2%		0.0%		5.5%		9.7%

First Six Months Fiscal 2008	Unit Volume	+	Price/ Mix/Other	=	Adjusted** Net Sales Change	+	Acquisitions/ Divestitures	+	Foreign Exchange	=	Total Net Sales Change
North American Retail Meats*	2.5%		-0.5%		2.0%		0.0%		0.1%		2.1%
Retail meats	-0.5%		5.9%		5.4%		0.0%		0.0%		5.4%
Non-retail commodity meats	22.7%		-60.6%		-37.9%		0.0%		0.0%		-37.9%
North American Retail Bakery	-0.1%		6.7%		6.6%		0.0%		0.0%		6.6%
Foodservice	-5.7%		5.1%		-0.6%		0.0%		0.2%		-0.4%
International Beverage	0.9%		10.0%		10.9%		0.0%		12.5%		23.4%
International Bakery	1.7%		1.3%		3.0%		0.0%		10.9%		13.9%
Household and Body Care	6.6%		-3.1%		3.5%		0.2%		9.5%		13.2%
Total Continuing Business	0.7%		3.6%		4.3%		0.0%		4.7%		9.0%

Notes:

*	The unit volume change in the North American retail meats business segment includes unit volume for both the retail meats business and the non-retail commodity meats business.

Unit volumes in retail meats for the second quarter decreased 0.8% due to a 1.5% decrease in the U.S., partially offset by a 2.5% increase in Mexico. Unit volumes for retail meats for the first six months decreased 0.5% due to a 0.2% decline in U.S. and a 1.7% decline in Mexico.

Unit volumes for non-retail commodity meats increased 20.3% in the second quarter and 22.7% in the first six months. In fiscal 2007, the corporation completed the shutdown of a single domestic pork slaughtering and meat production facility, but did not exit certain whole hog purchase contracts at this facility. Previously, portions of these hogs had been used in the corporation’s production process and the remainder sold. Currently, the whole hogs are being sold to another slaughter operator, resulting in the increase in non-retail commodity meats unit volumes. The shutdown of this plant also resulted in less production and sales of commodity meat by-products at this plant, which had higher dollar sales per pound than hog sales, resulting in a decline in total non-retail commodity meat sales.

**	Adjusted net sales is a non-GAAP measure that excludes the impact of foreign currency exchange rates and acquisitions/divestitures. See page 19 for a detailed explanation of this and other non-GAAP measures in this release.

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 18

Sara Lee Corporation

Summary of Income Tax Amounts for the Quarters and Six Months Ending

December 29, 2007 and December 30, 2006

(in millions)

	Quarter Ended		Six Months Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Income (loss) before income taxes
Continuing operations	$204	$(30)	$469	$175
Discontinued operations	—	—	—	92
Disposition of discontinued operations	—	(5)	—	13

	204	(35)	469	280

Income tax (benefit) expense
Continuing operations	22	27	87	(23)
Discontinued operations	—	—	—	30
Disposition of discontinued operations	—	—	—	2

	22	27	87	9

Income
Continuing operations	182	(57)	382	198
Discontinued operations	—	—	—	62
Disposition of discontinued operations	—	(5)	—	11

Net income	$182	$(62)	$382	$271

Effective tax rate
Continuing operations	10.9%	(88.6)%	18.6%	(13.1)%
Discontinued operations	—	—	—	33.0%
Disposition of discontinued operations	—	—	—	14.6%
Total company	10.9%	(77.2)%	18.6%	3.4%

Generally accepted accounting principles require that the interim period tax provision be determined as follows:

a)	At the end of each quarter, the corporation estimates the tax that will be provided for the fiscal year stated as a percent of estimated "ordinary" income for the fiscal year. The term ordinary income refers to income from continuing operations before income taxes, excluding significant unusual or infrequently occurring items. Discontinued operations are excluded in determining ordinary income. The estimated annual effective rate is applied to the year-to-date "ordinary" income at the end of each quarter to compute the year-to-date tax applicable to ordinary income. The tax expense or benefit related to ordinary income in each quarter is the difference between the most recent year-to-date and the prior quarter year-to-date computations.

b)	The tax effects of significant unusual or infrequently occurring items are recognized as discrete items in the interim period in which the events occur. The impact of changes in tax laws or rates on deferred tax amounts, the effects of changes in judgment about beginning of the year valuation allowances and changes in tax reserves resulting from the finalization of tax audits or reviews are examples of significant unusual or infrequently occurring items which are recognized as discrete items in the interim period in which the event occurs.

Continuing Operations—

Second Quarter Fiscal 2008—The corporation recognized a tax expense on continuing operations of $22 million on pretax income of $204 million, or an effective rate of 10.9%. The tax rate in the quarter was impacted by a $37 million tax benefit related to the reversal of valuation allowances on the German net deferred tax assets. The corporation determined that a valuation allowance is no longer necessary due to recent and projected profitability of the German operations.

Six Months Ended Fiscal 2008—The tax expense and related effective tax rate on continuing operations, for the first six months of fiscal 2008, was determined by applying a 29.3% estimated annual tax rate to pretax earnings and then recognizing the impact of the reversal of $37 million of valuation allowances on the German net deferred tax assets; and tax benefits of $13 million related to tax rate and tax law changes and the finalization of tax audits and reviews. The resulting effective tax rate for the six month period was 18.6%. The estimated annual effective tax rate related to ordinary income for fiscal 2008 includes an annual charge of $108 million to repatriate a portion of fiscal 2008 foreign earnings. This estimated charge increases the estimated annual effective tax rate by approximately 11%.

Second Quarter Fiscal 2007—The corporation recognized a tax expense from continuing operations of $27 million despite recognizing a pretax loss of $30 million. The tax expense was primarily attributable to the recognition of a $27 million valuation allowance on the Brazil net deferred tax assets and the impact of recognizing a $92 million non-deductible goodwill impairment charge in the second quarter of fiscal year 2007.

Six Months Ended 2007 The estimated annual effective tax rate related to ordinary income for the first six months of fiscal 2007 was 61.4%. This tax rate assumed the recognition of a $194 million cost to repatriate substantially all foreign earnings to the U.S. and 43% of the annual effective rate related to this annual cost. The tax expense and related effective tax rate on continuing operations, for the first six months of fiscal 2007, was determined by applying the 61.4% annual rate to pretax earnings, which includes a $92 million non-deductible impairment charge, and then recognizing the impact of the following unusual and infrequently occurring items:

•	The corporation sold the shares of a subsidiary which resulted in a $158 million tax benefit that was recognized in the first quarter of fiscal 2007.

•

After considering the lower future profit expectations of a Brazilian coffee operation, the corporation concluded that it was necessary to recognize a $27 million valuation allowance on the Brazil net deferred tax assets.

Sara Lee Reports Strong Sales Growth in Second Quarter of FY08 – Page 19

Explanation of Non-GAAP Financial Measures

Management measures and reports Sara Lee’s financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). In this news release, Sara Lee highlights certain items that have significantly impacted the corporation’s results and uses certain non-GAAP financial measures to help investors understand the financial impact that these significant items have had on the corporation’s financial results. These significant items and non-GAAP financial measures are described below.

“Significant items” are income or charges that management believes have had or are likely to have a significant impact on the earnings of the applicable business segment or on the total corporation for the period in which the item is recognized and that affect the comparability of underlying results from period to period. Significant items include the impact of businesses acquired or disposed of after the start of the fiscal period presented, the impact of changes in foreign currency exchange rates, charges for exit activities, transformation costs, impairment charges, accelerated depreciation, income recognized from change in vacation policy and the receipt of contingent tobacco sale proceeds. Management highlights these significant items to provide investors with greater transparency into the underlying sales or profit trends of Sara Lee or the applicable business segment and also to provide more meaningful comparability between Sara Lee’s financial results from period to period. Additionally, Sara Lee believes that investors desire to understand the impact of these factors to better project and assess the longer term trends and future financial performance of the corporation.

In this news release, management presents adjusted net sales, adjusted operating segment income, adjusted operating income, adjusted operating margin and, in the Guidance section, core Sara Lee EPS, which are non-GAAP financial measures that exclude the impact of the significant items from net sales, operating income, operating segment income, operating margin or diluted EPS computed in accordance with GAAP. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Sara Lee’s business that, when viewed together with Sara Lee’s financial results computed in accordance with GAAP, provide a more complete understanding of factors and trends affecting Sara Lee’s historical financial performance and projected future operating results, greater transparency of underlying profit trends and greater comparability of results across periods. These non-GAAP financial measures are not intended to be a substitute for the comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Investors frequently have requested information from management regarding significant items, and management believes that investors use these non-GAAP measures to assess Sara Lee’s historical financial performance and to project future financial results for the corporation. Management also uses these non-GAAP financial measures, in conjunction with the GAAP financial measures, to understand, manage and evaluate our businesses, in planning for and forecasting financial results for future periods, and as one factor in determining incentive compensation. Many of the significant items excluded in the calculation of adjusted net sales, adjusted operating segment income, adjusted operating income and core Sara Lee EPS will recur in future periods; however, the amount and frequency of each significant item varies from period to period. As a result, management believes these non-GAAP financial measures give investors a more complete understanding of Sara Lee’s underlying sales and profit trends. The following is a summary of the non-GAAP financial measures presented in this news release.

“Adjusted net sales” is a non-GAAP financial measure that excludes from net sales the impact of businesses acquired or disposed after the start of the fiscal period presented and excludes the impact of changes in foreign currency exchange rates.

“Adjusted operating income” is a non-GAAP financial measure that excludes from operating income the impact of significant items such as charges for exit activities, the results of businesses acquired or disposed after the start of the fiscal period presented, transformation costs, impairment charges, accelerated depreciation, change in vacation policy, changes in foreign currency exchange rates, unusual tax benefits (charges) recognized in the fiscal period presented and the receipt of contingent tobacco sale proceeds.

“Adjusted operating segment income” is a non-GAAP financial measure that excludes from the operating segment income of a specified business segment the impact of significant items such as charges for exit activities, the results of businesses acquired or disposed after the start of the fiscal period presented, transformation costs, impairment charges, accelerated depreciation, changes in foreign currency exchange rates and change in vacation policy.

“Adjusted operating margin” is a non-GAAP financial measure that equals adjusted operating income divided by adjusted net sales of the corporation,( in the case of computing adjusted operating margin for Sara Lee), or adjusted net sales for a business segment divided by adjusted operating segment income for that business segment,( in the case of computing adjusted operating margin for a specific business segment).